Exhibit 10.13

AMENDMENT THREE TO

RETIREMENT PLAN FOR EMPLOYEES OF

CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

As Amended and Restated Effective April 1, 2006

WHEREAS, effective as of April 1, 2006, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

WHEREAS, the Board of Directors of Capital Southwest Corporation has approved that an amendment be made to the Plan in order to enhance the benefit formula for Participants effective April 1, 2009;

NOW, THEREFORE, the Plan is hereby amended, effective as of April 1, 2009, as follows:

1.           Section 1.1 (A)(1) of the Plan is amended to add the following paragraph at the end thereof:

"Effective April 1, 2009, the Accrued Deferred Monthly Retirement Income Commencing at Normal Retirement Date which a Participant has accrued as of a given date on or after April 1, 2009, shall be equal to the sum of:

(a)	1.20% of his Final Average Monthly Compensation at such given date multiplied by his number of years of Credited Service at such given date that are not in excess of 40 years;

plus

(b)
0.65% of that portion, if any, of his Final Average Monthly Compensation at such given date that is in excess of the Monthly Covered Compensation that applies to him at such given date multiplied by his number of years of Credited Service at such given date that are not in excess of 35 years."

2.           The third and fourth paragraphs of Section 2.1(B) of the Plan shall be amended to read in their entirety as follows:

"Effective as of April 1, 2007, the monthly retirement income payable in the manner described in Section 2.1(C) to a Participant who retires on and after April 1, 2007, but prior to April 1, 2009, and on or after his Normal Retirement Date shall be an amount equal to the sum of:

(3)	1.20% of his Final Average Monthly Compensation multiplied by his number of years of Credited Service that are not in excess of 35 years;

plus

(4)
0.65% of that portion, if any, of his Final Average Monthly Compensation that is in excess of the Monthly Covered Compensation that applies to him multiplied by his number of years of Credited Service that are not in excess of 35 years.

Notwithstanding the foregoing provisions of this Section 2.1(B), the monthly retirement income of a Participant who retires on or after April 1, 2007, and on or after his Normal Retirement Date shall not be less than the monthly retirement income which the Participant has accrued as of March 31, 2007, based upon the Participant's Credited Service, Final Average Monthly Compensation and Monthly Covered Compensation determined as of March 31, 2007, under the provisions of the Plan and Supplements then in effect, adjusted on an actuarially equivalent basis, if applicable, to his Annuity Starting Date in accordance with the provisions of this Section 2.1(B)."

3.           Section 2.1(B) of the Plan is amended to add the following as the penultimate paragraph thereof:

"Effective as of April 1, 2009, the monthly retirement income payable to a Participant who retires on and after April 1, 2009, and on or after his Normal Retirement Date shall be an amount equal to the sum of:

(5)	1.20% of his Final Average Monthly Compensation multiplied by his number of years of Credited Service that are not in excess of 40 years;

plus

(6)
0.65% of that portion, if any, of his Final Average Monthly Compensation that is in excess of the Monthly Covered Compensation that applies to him multiplied by his number of years of Credited Service that are not in excess of 35 years."

IN WITNESS WHEREOF, CAPITAL SOUTHWEST CORPORATION has caused this instrument to be executed by its duly authorized officer on this ____ day of ________________, 20___.

CAPITAL SOUTHWEST CORPORATION

By

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